Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Van Saun, John F. Woods, Malcolm D. Griggs, C. Jack Read, David C. Lindenauer and Robin S. Elkowitz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date
/s/ Bruce Van Saun
Bruce Van Saun	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	November 15, 2021

/s/ John F. Woods
John F. Woods	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	November 15, 2021

/s/ C. Jack Read
C. Jack Read	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	November 15, 2021

/s/ Lee Alexander
Lee Alexander	Director	November 15, 2021

/s/ Christine M. Cumming
Christine M. Cumming	Director	November 15, 2021

/s/ William P. Hankowsky
William P. Hankowsky	Director	November 15, 2021

/s/ Leo I. Higdon, Jr.
Leo I. Higdon, Jr.	Director	November 15, 2021

/s/ Edward J. Kelly III
Edward J. Kelly III	Director	November 15, 2021

/s/ Charles J. Koch
Charles J. Koch	Director	November 15, 2021

/s/ Robert G. Leary
Robert G. Leary	Director	November 15, 2021

/s/ Terrance J. Lillis
Terrance J. Lillis	Director	November 15, 2021

/s/ Shivan S. Subramaniam
Shivan S. Subramaniam	Director	November 15, 2021

/s/ Christopher J. Swift
Christopher J. Swift	Director	November 15, 2021

/s/ Wendy A. Watson
Wendy A. Watson	Director	November 15, 2021

/s/ Marita Zuraitis
Marita Zuraitis	Director	November 15, 2021